UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2022

PAR Technology Corporation
(Exact name of registrant as specified in its charter)
Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2022, the Board of Directors (the “Board”) of PAR Technology Corporation (the “Company”) amended and restated the Bylaws of the Company effective as of such date, to implement certain updates and make certain  administrative, modernizing, clarifying, and conforming changes.

The amended and restated Bylaws reflect amendments to the Delaware General Corporation Law (“DGCL”) and corresponding changes to more closely conform Bylaw provisions to the provisions of the DGCL,  including by (i) adding explicit language regarding (a) holding shareholders meetings solely by means of remote communication; (b) the fact that notice (and waiver of notice) of Board and shareholders meetings may be provided by means of electronic transmission and when attendance does not constitute a waiver; and (c) the rules and regulations the Board or chairman of the meeting of shareholders may adopt for the conduct of meetings of shareholders; and (ii) updating provisions regarding (a) the Company’s capital stock and proxies; and (b) committees of the Board.

In addition, the amendments modernize and clarify several Bylaw provisions to reflect Company and/or market practice and coordinate with the Company’s certificate of incorporation, including (i) amending the Bylaw provision governing the location of the  Company’s registered office to clarify that the registered office of the Company shall be fixed in the Company’s Certificate of Incorporation; (ii) clarifying that the Board may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board; (iii) clarifying quorum requirements where a separate vote by a class or series or classes or series is required; (iv) simplifying provisions relating to the compensation of directors; (v) revising certain provisions regarding the role of the Chairman of the Board to, among other things, expressly provide that to the extent there is no Chairman of the Board appointed, the Lead Director of the Company shall be deemed to be the Chairman of the Board; (vi) updating provisions regarding the Board’s authority to appoint officers of the Company and the responsibilities of such officers; (vii) removing provisions regarding the execution of contracts by the Company’s officers, the issuance of checks and drafts, the authority to obtain loans and advances for the Company, and the deposit of the Company’s funds; and (viii) making certain modifications to provisions relating to the Company’s indemnification of its directors, officers and employees.

The amendments further modify the exclusive forum provisions to clarify the types of claims for which the Court of Chancery of the State of Delaware will serve as the exclusive forum, expressly provide that if the Court of Chancery does not have, or declines to accept, jurisdiction over such claims, another state court or a federal court located within the State of Delaware will serve as the exclusive forum for such proceedings, and designate the federal district courts of the United States of America as the exclusive forum for complaints asserting a cause of action arising under the Securities Act of 1933.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Bylaws of PAR Technology Corporation, as amended and restated September 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	September 26, 2022	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer (Principal Financial Officer)